Exhibit 10.1

CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT

THIS CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of April 17, 2020 (this “Amendment”), is entered into by and among Rush Truck Centers of Alabama, Inc., Rush Truck Centers of Arizona, Inc., Rush Truck Centers of California, Inc., Rush Medium Duty Truck Centers of Colorado, Inc., Rush Truck Centers of Colorado, Inc., Rush Truck Centers of Florida, Inc., Rush Truck Centers of Georgia, Inc., Rush Truck Centers of New Mexico, Inc., Rush Truck Centers of Oklahoma, Inc., Rush Truck Centers of Tennessee, Inc., Rush Truck Centers of North Carolina, Inc., Rush Truck Centers of Idaho, Inc., Rush Truck Centers of Utah, Inc., Rush Truck Centers of Ohio, Inc., Rush Truck Centers of Kansas, Inc., Rush Truck Centers of Missouri, Inc., Rush Truck Centers of Virginia Inc., Rush Truck Centers of Indiana Inc., Rush Truck Centers of Illinois Inc., Rush Truck Centers of Nevada, Inc., Rush Truck Centers of Kentucky, Inc., RIG TOUGH, INC., LOS CUERNOS, INC., AIRUSH, INC., RUSH TRUCK LEASING, INC., RUSH ADMINISTRATIVE SERVICES, INC., RUSH MEDIUM-DUTY TRUCK CENTERS OF CALIFORNIA, INC., RUSH TRUCK CENTERS OF NEBRASKA, INC., RUSH TRUCK CENTERS OF PENNSYLVANIA, INC., RTC CENTRAL SAN ANTONIO, INC., each a Delaware corporation, Rush Truck Centers of Texas, L.P., a Texas limited partnership (collectively, the “Borrowers” and each individually, a “Borrower”), Rush Enterprises, Inc., a Texas corporation (“Holdings”), each Lender (as defined below) party hereto and BMO HARRIS BANK N.A., in its capacity as administrative agent under the Loan Documents (in such capacity, the “Administrative Agent”).

RECITALS

A.     The Borrowers, Holdings, each other Loan Party party thereto from time to time, the financial institutions party thereto from time to time as lenders (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of March 21, 2017 (as amended by that certain First Amendment to Credit Agreement, dated as of April 25, 2019, and that certain Second Amendment and Joinder to Credit Agreement, dated as of March 19, 2020, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings indicated in the Credit Agreement, as amended hereby).

B.     The Borrowers have informed the Administrative Agent that they have previously applied, or intend to apply, for one or more SBA PPP Loans.

C.     In connection with the foregoing, the Borrowers have requested that the Lenders, and the Lenders signatory hereto have agreed to, (i) provide certain consents under the Credit Agreement and (ii) amend the Credit Agreement in certain respects, in each case, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

I. AMENDMENTS

1.     Amendments to Section 1.01. Section 1.01 (Defined Terms) of the Credit Agreement is amended by inserting the following new defined terms in appropriate alphabetical order:

"CARES Act" means the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, and applicable rules and regulations, as amended from time to time.

"CARES Payroll Costs" means "payroll costs" as defined in 15 U.S.C. 636(a)(36)(A)(viii) (as added to the Small Business Act by Section 1102 of the CARES Act).

“CARES Forgivable Uses” means uses of proceeds of an SBA PPP Loan that are eligible for forgiveness under Section 1106 of the CARES Act.

“CARES Forgiveness Application Deadline” means, as to any SBA PPP Loan, the last day to apply for forgiveness of such SBA PPP Loan pursuant to Section 1106 of the CARES Act and the applicable rules and regulations thereunder.

"Small Business Act" means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).

“SBA” means the U.S. Small Business Administration.

"SBA PPP Loan" means a loan incurred by any Borrower under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act).

"SBA PPP Loan Date" means, as to any SBA PPP Loan, the date on which the applicable Borrower receives the proceeds of such SBA PPP Loan.

“Third Amendment Date” means April 17, 2020.

2.     Amendment to Article VII. Article VII (Affirmative Covenants) of the Credit Agreement is amended by inserting the following new Section 7.14 (SBA PPP Loans) immediately after Section 7.13 (Future Borrowers) appearing therein:

7.14     SBA PPP Loans.

(a)     Use of Proceeds; Conduct of Business. The Loan Parties shall (i) use all of the proceeds of each SBA PPP Loan exclusively for CARES Forgivable Uses in the manner required under the CARES Act to obtain forgiveness of the largest possible amount of such SBA PPP Loan, which as of the Third Amendment Date requires that the Loan Parties use not less than 75% of such SBA PPP Loan proceeds for CARES Payroll Costs and (ii) use commercially reasonable efforts to conduct their business in a manner that maximizes the amount of SBA PPP Loans that is forgiven.

(b)     Non-Sweeping Account. Notwithstanding anything contained in this Agreement, the Loan Parties shall maintain the proceeds of each SBA PPP Loan in an account that does not sweep funds and apply them to the Obligations.

(c)     Maintenance of Records; Forgiveness. The Loan Parties shall (i) maintain all records required to be submitted in connection with the forgiveness of each SBA PPP Loan, (ii) apply for forgiveness of each SBA PPP Loan in accordance with regulations implementing Section 1106 of the CARES Act as promptly as practicable after the last day of the eight week period immediately following the SBA PPP Loan Date applicable to such SBA PPP Loan, but in no event later than the CARES Forgiveness Application Deadline, and (iii) provide the Administrative Agent with a copy of its application for forgiveness and all supporting documentation required by the SBA or each SBA PPP Loan lender in connection with the forgiveness of each SBA PPP Loan.

3.     Amendment to Section 9.01(b). Section 9.01(b) (Specific Covenants) of the Credit Agreement is amended by replacing the text “or 7.12 (Use of Proceeds)” in such Section with the text “, 7.12 (Use of Proceeds) or 7.14 (SBA PPP Loans)”.

4.     Amendment to Article XI. Article XI (Miscellaneous) of the Credit Agreement is amended by inserting the following new Section 11.21 (Acknowledgement Regarding Any Supported QFCs) immediately after Section 11.20 (Acknowledgement and Consent to Bail-In of EEA Financial Institutions) appearing therein:

11.21     Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)     In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)     As used in this Section 11.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)       a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii)      a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

II.     CONSENT AND AGREEMENT REGARDING SBA PPP LOANS

Notwithstanding anything to the contrary contained in the Credit Agreement, the parties hereto consent and agree, as applicable, as follows:

1.     SBA PPP Loan. Notwithstanding anything contained in the Credit Agreement, including any restrictions on the ability of the Loan Parties to incur Indebtedness, the Loan Parties may incur Indebtedness in the form of SBA PPP Loans.

2.     Mandatory Prepayment. Notwithstanding anything contained in the Credit Agreement, the incurrence by the Loan Parties of SBA PPP Loans shall not trigger a mandatory prepayment or constitute a prepayment event under the Credit Agreement.

3.     Treatment of SBA PPP Loans in Loan Covenants. Notwithstanding anything contained in the Credit Agreement, each SBA PPP Loan (other than interest thereon to the extent not eligible for forgiveness) shall be disregarded for purposes of calculating financial covenants in the Credit Agreement, except that if any portion of any SBA PPP Loan is not forgiven, for purposes of calculating financial covenants in the Credit Agreement, such unforgiven portion (together with all interest thereon) (a) will not be disregarded and (b) will be deemed to have been incurred (i) to the extent the Loan Parties apply for forgiveness of such portion of such SBA PPP Loan by the CARES Forgiveness Application Deadline, as of the date the Loan Parties receive notice from the lender of such SBA PPP Loan that repayment of such portion will not be forgiven and (ii) to the extent the Loan Parties do not apply for forgiveness of such portion of such SBA PPP Loan by the CARES Forgiveness Application Deadline, as of the CARES Forgiveness Application Deadline. The Loan Parties hereby agree that neither the incurrence of any SBA PPP Loan nor any forgiveness of any SBA PPP Loan shall result in any increase to Consolidated Adjusted EBITDAR or Consolidated Net Worth under the Credit Agreement.

III.     CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Loan Parties shall not have any rights under this Amendment, until the Administrative Agent shall have received, in each case, in form and substance reasonably satisfactory to the Administrative Agent:

1.     payment of all fees and expenses of the Administrative Agent (including reasonable fees, charges and disbursements of counsel to the Administrative Agent);

2.     duly executed signature pages to this Amendment from the Borrowers, Holdings, the Required Lenders and the Administrative Agent; and

3.     the Borrowers and Holdings shall have delivered to the Administrative Agent such other certificates, instruments, documents, agreements and opinions of counsel as may be required by the Administrative Agent or its counsel.

IV.      REPRESENTATIONS

Each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent that:

1.     Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (c) has all requisite corporate or limited partnership power, as applicable, and authority and the legal right to own, pledge, mortgage and operate its property, to lease or sublease any property it operates under lease or sublease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance in all material respects with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law, except where the failure to be in compliance would not have a Material Adverse Effect, and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, lease, sublease, operation, occupation or conduct of business, except where the failure to obtain such Permits, make such filings or give such notices would not, in the aggregate, have a Material Adverse Effect. The Borrowers are engaged in the business of selling Inventory at retail.

2.     The execution, delivery and performance by such Loan Party of this Amendment (a) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities), (b) do not (i) contravene such Loan Party’s Constituent Documents, (ii) violate any applicable Requirement of Law, (iii) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of such Loan Party or any of its respective Subsidiaries (including other Loan Documents) other than those that would not, in the aggregate, have a Material Adverse Effect, or (iv) result in the imposition of any Lien (other than a Lien securing the Obligations) upon any property of such Loan Party or any of its Subsidiaries, and (c) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person.

3.     This Amendment has been duly executed and delivered to the other parties hereto by such Loan Party, is the legal, valid and binding obligation of such Loan Party and is enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.     Such Loan Party (other than Holdings) is a wholly owned subsidiary of Holdings and has full corporate authority to bind itself to the terms and conditions of this Amendment, the Credit Agreement and the other Loan Documents.

5.     Each of the representations and warranties contained in the Credit Agreement, this Amendment, and the other Loan Documents applicable to it is true and correct in all material respects on and as of the date hereof as if made on and as of such date.

6.     Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

V.      MISCELLANEOUS

1.     Loan Documents; Continued Effectiveness. As amended hereby, all terms of the Credit Agreement and the other Loan Documents, including without limitation the grant of security interest contained in the Security Agreement, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties party thereto. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

2.     Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by all Borrowers of this Amendment and the consummation of the transactions described herein and ratifies and confirms the terms of its guarantee of all Obligations with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of any Borrower to the Lenders or any other obligation of any Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of any Borrower, the guarantee by each Guarantor of all of the Obligations (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Guarantor with respect to the Obligations as amended hereby.

3.     Effect of Agreement. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties to the Lenders and Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

4.     Release. The Borrowers and the other Loan Parties hereby voluntarily and knowingly forever release, discharge, waive and relinquish any and all claims, demands, causes of action of every kind and nature whatsoever, whether in law, in equity or before an administrative agency, whether known or unknown, direct or indirect, fixed or contingent, whether heretofore asserted or not, and whether arising based on a tort or breach of contractual or other duty, arising under or in connection with this Amendment, any other Loan Document or the transactions contemplated thereby based on the acts or omissions of the Administrative Agent, the Lenders and their past and present officers, directors, managers, employees, partners, agents, shareholders, members, trustees, predecessors, successors, and assigns (the “Released Parties”) existing on or before the date hereof, that Borrowers or the Loan Parties ever had, have or may have against the Released Parties.

5.     No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or any other Loan Documents or an accord and satisfaction in regard thereto.

6.     Costs and Expenses. Borrowers agree to pay on demand all costs and expenses of Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Administrative Agent with respect thereto.

7.     Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

8.     Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, electronic transmission or containing an e-signature shall be as effective as delivery of a manually executed counterpart.

9.     Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

10.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS:

RUSH TRUCK CENTERS OF ALABAMA, INC.

RUSH TRUCK CENTERS OF ARIZONA, INC.

RUSH TRUCK CENTERS OF CALIFORNIA, INC.

RUSH MEDIUM DUTY TRUCK CENTERS OF COLORADO, INC.

RUSH TRUCK CENTERS OF COLORADO, INC.

RUSH TRUCK CENTERS OF FLORIDA, INC.

RUSH TRUCK CENTERS OF GEORGIA, INC.

RUSH TRUCK CENTERS OF NEW MEXICO, INC.

RUSH TRUCK CENTERS OF OKLAHOMA, INC.

RUSH TRUCK CENTERS OF TENNESSEE, INC.

RUSH TRUCK CENTERS OF NORTH CAROLINA, INC.

RUSH TRUCK CENTERS OF IDAHO, INC.

RUSH TRUCK CENTERS OF UTAH, INC.

RUSH TRUCK CENTERS OF OHIO, INC.

RUSH TRUCK CENTERS OF KANSAS, INC.

RUSH TRUCK CENTERS OF MISSOURI, INC.

RUSH TRUCK CENTERS OF VIRGINIA INC.

RUSH TRUCK CENTERS OF INDIANA INC.

RUSH TRUCK CENTERS OF ILLINOIS INC.

RUSH TRUCK CENTERS OF NEVADA, INC.

RUSH TRUCK CENTERS OF KENTUCKY, INC.

RIG TOUGH, INC.

LOS CUERNOS, INC.

AIRUSH, INC.

RUSH TRUCK LEASING, INC.

RUSH ADMINISTRATIVE SERVICES, INC.

RUSH MEDIUM-DUTY TRUCK CENTERS OF CALIFORNIA, INC.

RUSH TRUCK CENTERS OF NEBRASKA, INC.

RUSH TRUCK CENTERS OF PENNSYLVANIA, INC.

RTC CENTRAL SAN ANTONIO, INC.

By: /s/ Derrek Weaver Name: Derrek Weaver Title: Vice President of each of the foregoing entities

[Signature Page to Consent and Third Amendment to Credit Agreement]

RUSH TRUCK CENTERS OF TEXAS, L.P. By: Rushtex, Inc., a Delaware corporation By: /s/ Derrek Weaver Name: Derrek Weaver Title: Vice President

[Signature Page to Consent and Third Amendment to Credit Agreement]

HOLDINGS: RUSH ENTERPRISES, INC., as Borrower Agent and a Guarantor By: /s/ Derrek Weaver Name: Derrek Weaver Title: Executive Vice President

[Signature Page to Consent and Third Amendment to Credit Agreement]

ADMINISTRATIVE AGENT AND LENDERS: BMO HARRIS BANK N.A., as Administrative Agent and a Lender By: /s/ Sara E. Fyffe Name: Sara E. Fyffe Title: Vice President

[Signature Page to Consent and Third Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender By: /s/ Jose Alfred Lopez Name: Jose Alfred Lopez Title: Vice President – Wholesale Credit

[Signature Page to Consent and Third Amendment to Credit Agreement]

MASSMUTUAL ASSET FINANCE LLC, as a Lender By: /s/ Don Butler Name: Don Butler Title: SVP

[Signature Page to Consent and Third Amendment to Credit Agreement]

NYCB SPECIALTY FINANCE COMPANY, LLC, A WHOLLY OWNED SUBSIDIARY OF NEW YORK COMMUNITY BANK, as a Lender By: /s/ Mark C. Mazmanian Name: Mark C. Mazmanian Title: First Senior Vice President

[Signature Page to Consent and Third Amendment to Credit Agreement]

FROST BANK, as a Lender By: /s/ Lane Allen Name: Lane Allen Title: Senior Vice President

[Signature Page to Consent and Third Amendment to Credit Agreement]